UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

iShares U.S. ETF Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o State Street Bank and Trust Company 200 Clarendon Street, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on which Each Class is to be Registered	I.R.S. Employer Identification Number
iShares Enhanced U.S. Large-Cap ETF	NYSE Arca, Inc.	46-2313446
iShares Enhanced U.S. Small-Cap ETF	NYSE Arca, Inc.	46-2313604

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-179904

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered:

For the iShares Enhanced U.S. Large-Cap ETF, reference is made to Post-Effective Amendment No. 8 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on April 15, 2013, pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares Enhanced U.S. Small-Cap ETF, reference is made to Post-Effective Amendment No. 9 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on April 15, 2013, pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1.        Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) the Registrant’s Post-Effective Amendment No. 8 to the registration statement on Form N-1A filed on April 15, 2013 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649).

2.        Registrant’s Certificate of Trust incorporated herein by reference to Exhibit (a.1) to the Registrant’s Post-Effective Amendment No. 8 to the registration statement on Form N-1A filed on April 15, 2013 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649).

3.        By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Post-Effective Amendment No. 8 to the registration statement on Form N-1A filed on April 15, 2013 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649).

4.        Form of Global Certificate for the Registrant’s Securities being registered hereunder, attached hereto as Exhibit 4.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

iSHARES U.S. ETF TRUST

Date: April 15, 2013	By:	/s/ Eilleen M. Clavere Eilleen M. Clavere Secretary